Stephens Bank Field Trip June 2016 Torry Berntsen, President Dan Brooks, Vice Chairman & Chief Risk Officer Michelle S. Hickox, EVP, CFO Exhibit 99.1

Safe Harbor Statement 2 From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expec ts,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “wil l remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not t he exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and ex pectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 the Company’s Annual Report on Form 10-K filed on February 25, 2016, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward -looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Snapshot 3 Overview Branch Map as of March 31, 2016 Financial Highlights as of March 31, 2016 • Headquartered in McKinney, Texas • 100+ years of operating history • 42 banking offices • Dallas-Fort Worth metropolitan area • Greater Austin area • Houston metropolitan area • Acquired two Houston banks with 10 locations in 2014 • Continued execution of acquisition strategy with the Dallas-based Grand Bank transaction in 2015 (1) Non-GAAP financial measure. See Appendix for reconciliation. Balance Sheet ($ in millions) Total Assets $5,262 Total Loans 4,139 Total Deposits 4,172 Equity 616 sse Quality NPAs / Assets 0.62% NPLs / Loans 0.72 Allowance / Loans 0.73 NCO Ratio (annualized) 0.01 Profitability Core Net Interest Margin 3.96% Core Efficiency Ratio (1) 55.68

First Quarter 2016 Highlights 4 • Solid earnings with increases across major income related metrics: – Core earnings were $12.4 million, or $0.67 per diluted share – Net interest income increased 8.3% compared to fourth quarter 2015 – Core efficiency ratio improved to 55.7% • Strong organic loan growth of 14.2% on an annualized basis for the quarter. • Asset quality remains strong with continued careful monitoring of the energy and Houston portfolios. The nonperforming assets to total assets ratio was 0.62% at March 31, 2016. Net charge offs were 0.01% annualized for the quarter. • Continued creation of long-term shareholder value with tangible book value and earnings per share increasing 11.4% and 21.8% from first quarter 2015, respectively. • Enhanced the allowance for loan loss with a $3 million provision to support loan growth and increase the energy related allowance. • Completed the operational conversion of Grand Bank.

Proven Successful Acquirer 5 • The Company has completed nine transactions since 2010 Bank / Market Date of Acquisition Total Assets Town Center Bank Dallas/North Texas July 31, 2010 $37.5 million Farmersville Bancshares, Inc. Dallas/North Texas September 30, 2010 $99.4 million I Bank Holding Company, Inc. Austin/Central Texas March 30, 2012 $173 million The Community Group, Inc. Dallas/North Texas October 1, 2012 $111 million Collin Bank Dallas/North Texas November 29, 2013 $168 million Live Oak Financial Corp. Dallas/North Texas January 1, 2014 $131 million BOH Holdings, Inc. Houston/Southeast Texas April 15, 2014 $1.2 billion Hou ton City Bancshares, Inc. Houston/Southeast Texas October 1, 2014 $351 million Grand Bank Dallas/North Texas November 1, 2015 $592 million

$2,164 $4,133 $5,055 2013 2014 2015 $4,258 $5,262 Q 2015 Q1 2016 Asset Growth From In-Period Acquisitions Organic Growth IBTX Continued Demonstrated Growth 6 Total Assets Prior Years Total Assets Q1 2016 v. Q1 2015 Note: Dollars in millions.

EPS Growth 7 EPS Core EPS (1) $1.86 $2.23 $0.55 $0.67 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2014 2015 Q1 2015 Q1 2016 $2.19 $2.37 $0.60 $0.67 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2014 2015 Q1 2015 Q1 2016 (1) See Appendix for non-GAAP Reconciliation.

Solid Net Interest Income Growth 8 Net Interest Income and NIM Note: Dollars in millions. $74.9 $124.1 $154.1 $36.1 $45.7 4.30% 4.19% 4.05% 4.07% 4.08% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2013 2014 2015 2015 Q1 2016 Q1 3.90% 4.00% 4.10% 4.20% 4.30% 4.40% Net Interest Income NIM

$16,810 $21,590 Q1 2015 Q1 2016 $29,466 $56,604 $70,187 2013 2014 2015 Select Metrics 9 Core Pre-Tax Pre-Provision Earnings Income (1) Note: Dollars in thousands. (1) See Appendix for non-GAAP Reconciliation. Core Efficiency Ratio (1) 64.6% 57.9% 58.4% 55.7% 2013 2014 2015 2016 YTD

Portfolio by Region 10 Loans at 3/31/16 Deposits at 3/31/16 Central Texas 25% North Texas 48% Houston 27% Central Texas 15% North Texas 60% Houston 25%

Deposit Mix & Pricing 11 Deposit Composition at 3/31/16 Deposit Growth versus Average Rate (1) 2016 YTD Rate on Interest-Bearing Deposits: 0.48% (1) Annual average rate for total deposits. Note: Dollars in millions. Financial data as of and for years ended December 31, and the quarter ended March 31, 2016. $1,391 $1,710 $3,250 $4,028 $4,172 0.69% 0.47% 0.37% 0.34% 0.36% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 2012 2013 2014 2015 2016 YTD 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% Deposits Avg. Rate Noninterest- bearing 26% Interest-bearing Checking 32% Interest-bearing Public Funds (including CD's) 16% Sav ings Accounts 3% MMAs 6% Other 4% IRAs 1% CDs <$100k 2% CDs >$100k 10%

Diversified Loan Portfolio 12 Loan Composition at 3/31/16 CRE Loan Composition at 3/31/16 2016 YTD Yield on Loans: 4.98% Net of Acquired Loan Accretion: 4.85% 38.2% of CRE Loans are Owner-Occupied C&I 16% CRE 50%C&D 10% 1-4 Family 15% 1-4 Family Const 5% Agriculture 1% Consumer 1% Other 2% Multi-family 6% Office 27% Hotel / Motel 4% Retail 26% Industrial / WH 6% Day Care / School 3% Healthcare 9% Church 4% Misc. 15%

Energy Overview 13 • Outstanding energy loans represent 4.5% of total IBTX loans; significant decrease from December 31, 2015 • 66% of the portfolio ($123.5 million) is working interest credits, 27% ($49.8 million) is royalty fundings and 7% ($12.7 million) is oil field related service loans • Working interest and royalty credits consist of 25 borrowers with IBTX the sole lender on 18 and the agent on four • Oil field related service loans represent 23 relationships with none of the loans being criticized or classified • Energy related allowance is 5% total of the energy portfolio • Portfolio is predominantly Texas Based and all credits are secured • IBTX energy team has deep industry knowledge and experience

Historically Strong Credit Culture 14 NPLs / Loans Note: Financial data as of and for years ended December 31. Source: U.S. and Texas Commercial Bank numbers from SNL Financial. NCOs / Average Loans 3.36% 2.67% 2.25% 1.71% 1.77% 2.38% 1.83% 1.50% 1.49% 1.69% 0.81% 0.53% 0.32% 0.37% 0.72% 2012 2013 2014 2015 2016 YTD U.S. Commercial Banks TX Commercial Banks IBTX 1.13% 0.70% 0.49% 0.43% 0.45% 0.39% 0.19% 0.10% 0.16% 0.25% 0.06% 0.09% 0.03% 0.02% 0.01% 2012 2013 2014 2015 16 YTD U.S. Commercial Banks TX Commercial Banks IBTX

Capital Ratios 15 (1) See Appendix for GAAP Reconciliation. As of March 31, 2016 apital Ratios Tier 1 Leverage Ratio 7.36% Common Equity Tier 1 Risk-Based Capital Ratio 7.96 Tier 1 Risk-Based Capital Ratio (1) 8.36 Total Risk-Based Capital Ratio 10.53 * Tangible Common Equity to Tangible Assets Ratio 6.86 * Pro forma for $45 million Subordinated Debt issuance, Ratio is 11.54%

Summary 16  A Leading Texas Community Bank Franchise Focused in Major Metropolitan Markets (Dallas, Austin, Houston)  Significant Inside Ownership Aligned with Shareholders  Demonstrated Organic Growth  Completed Nine Acquisitions Since 2010  Increased Profitability and Improving Efficiency  Strong Credit Culture and Excellent Credit Quality

APPENDIX 17

Experienced Management Team 18 Name / Title Background David R. Brooks Chairman of the Board, CEO, Director • 37 years in the financial services industry; 29 years at Independent Bank • Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Torry Berntsen President, Director • 36 years in the financial services industry; 7 years at the Company • 25 years in various senior management roles at The Bank of New York Mellon Daniel W. Brooks Vice Chairman, Chief Risk Officer, Director • 33 years in the financial services industry; 27 years at Independent Bank • Active in community banking since the late 1980s Brian E. Hobart Vice Chairman, Chief Lending Officer • 23 years in the financial services industry; 12 years at Independent Bank • Since 2009 has functioned as Chief Lending Officer of the Company Michelle S. Hickox EVP, Chief Financial Officer • 26 years in the financial services industry; 4 years at the Company • Previously a Financial Services Audit Partner at McGladrey LLP James C. White EVP, Chief Operations Officer • Over 30 years in the financial services industry • Previously served as EVP/COO of Texas Capital Bank

Reconciliation of Non-GAAP and Adjusted Measures

($ in thousands)

	Year Ended December 31,			Quarter Ended March 31,		
	2013	2014	2015	2015	2016	
Net Interest Income - Reported	**$74,933**	**$124,145**	**$154,098**	**$36,078**	**$45,660**	(a)
Write off of debt origination warrants	223	0	0	0	0	(b)
Income recognized on acquired loans	(1,399)	(1,960)	(1,272)	(113)	(1,333)	(b)
Adjusted net interest income	**$73,757**	**$122,185**	**$152,826**	**$35,965**	**$44,327**	(a + b = c)
Provision Expense - Reported	**$3,822**	**$5,359**	**$9,231**	**$1,670**	**$2,997**	(d)
Noninterest Income - Reported	**$11,021**	**$13,624**	**$16,128**	**$3,966**	**$4,470**	(e)
Loss / (Gain) on Sale of Loans	0	(1,078)	(116)	0	0	
Loss / (Gain) on Sale of OREO	(1,507)	(71)	(290)	(130)	(48)	
Loss / (Gain) on Sale of Securities	0	(362)	(134)	0	0	
Loss / (Gain) on Sale of PP&E	18	22	358	0	(38)	
Adjusted Noninterest Income	**$9,532**	**$12,135**	**$15,946**	**$3,836**	**$4,384**	(f)
Noninterest Expense - Reported	**$57,671**	**$88,512**	**$103,198**	**$24,386**	**$28,519**	(g)
Adriatica Expenses	($806)	($23)	$0	$0	$0	
OREO Impairment	(642)	(22)	(35)	0	(55)	
FDIC refund	504	0	0	0	0	
IPO related stock grant and bonus expense	(948)	(630)	(624)	(156)	(156)	
Registration statements	0	(619)	0	0	0	
Core system conversion implementation expenses	0	(265)	0	0	0	
Acquisition Expense	(1,956)	(9,237)	(3,954)	(1,239)	(1,187)	
Adjusted Noninterest Expense	**$53,823**	**$77,716**	**$98,585**	**$22,991**	**$27,121**	(h)
Pre-Tax Pre-Provision Earnings	**$28,283**	**$49,257**	**$67,028**	**$15,658**	**$21,611**	(a) + (e) - (g)
Core Pre-Tax Pre-Provision Earnings	**$29,466**	**$56,604**	**$70,187**	**$16,810**	**$21,590**	(c) + (f) - (h)
Reported Efficiency Ratio	**67.1%**	**64.2%**	**60.6%**	**60.9%**	**56.9%**	(g) / (a + e)
Adjusted Efficiency Ratio	**64.6%**	**57.9%**	**58.4%**	**57.8%**	**55.7%**	(h) / (c + f)

19

20 Reconciliation of Non-GAAP and Adjusted Measures ($ in thousands, except per share data) As of 3/31/2016 Total Common Stockholders' Equity $616,258 Goodwill (258,319) Core Deposit Intangibles, net (15,653) Tangible Common Equity $342,286 Common Shares Outstanding 18,461,480 Book Value per Share $33.38 Tangible Book Value per Share $18.54 ($ in thousands) As of 3/31/2016 Total Common Stockholders' Equity - GAAP $6 6,258 Unrealized Gain n AFS Securities (3,165) oodwill (258,319) Core Deposit Intangibles, net (6,105) Tier 1 Common Eq ity $348 669 Qulifying Restricted Core Capital Elements (junior subordinated Debenture 17,600 ier 1 Equity $366,269s) Total Risk-Weighted Assets $4,381,923 Tier 1 Equity to Risk-Weighted Assets Ratio 8.36% Tier 1 Common Equity to Risk-Weighted Assets Ratio 7.96%

Contact Information 21 Corporate Headquarters Analysts/Investors: Independent Bank Group, Inc. Torry Berntsen 1600 Redbud Blvd President Suite 400 (972) 562-9004 McKinney, TX 75069 tberntsen@ibtx.com 972-562-9004 Telephone Michelle Hickox 972-562-7734 Fax Executive Vice President and Chief Financial Officer www.ibtx.com (972) 562-9004 mhickox@ibtx.com Amy Feagin SVP Finance / Treasurer (972) 562-9004 afeagin@ibtx.com